EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 26, 2000, included in the Butler Manufacturing Company Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP


Kansas City, Missouri
December 19, 2000